Exhibit 99.2

Fourth Quarter 2014 Earnings Presentation

Forward Looking Statements 2 When used in this press release or other written or oral communications, statements which are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. Statements regarding the following subjects, among others, may be forward-looking: changes in interest rates and the market value of MFA’s MBS; changes in the prepayment rates on the mortgage loans securing MFA’s MBS; changes in the default rates and management’s assumptions regarding default rates on the mortgage loans securing MFA’s Non-Agency MBS; MFA’s ability to borrow to finance its assets and the terms, including the cost, maturity and other terms, of any such borrowing; implementation of or changes in government regulations or programs affecting MFA’s business; MFA's estimates regarding taxable income the actual amount of which is dependent on a number of factors, including, but not limited to, changes in the amount of interest income and financing costs, the method elected by the Company to accrete the market discount on Non-Agency MBS and the extent of prepayments, realized losses and changes in the composition of MFA's Agency MBS and Non-Agency MBS portfolios that may occur during the applicable tax period, including gain or loss on any MBS disposals; the timing and amount of distributions to stockholders, which are declared and paid at the discretion of MFA's Board of Directors and will depend on, among other things, MFA's taxable income, its financial results and overall financial condition and liquidity, maintenance of its REIT qualification and such other factors as the Board deems relevant; MFA’s ability to maintain its qualification as a REIT for federal income tax purposes; MFA’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended (or the Investment Company Act), including statements regarding the Concept Release issued by the SEC relating to interpretive issues under the Investment Company Act with respect to the status under the Investment Company Act of certain companies that are in engaged in the business of acquiring mortgages and mortgage-related interests; MFA’s ability to successfully implement its strategy to grow its residential whole loan portfolio and risks associated with investing in real estate assets, including changes in business conditions and the general economy. These and other risks, uncertainties and factors, including those described in the annual, quarterly and current reports that MFA files with the Securities and Exchange Commission, could cause MFA’s actual results to differ materially from those projected in any forward-looking statements it makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect MFA. Except as required by law, MFA is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Executive Summary In this low interest rate environment, we continue to identify and acquire attractive credit sensitive residential mortgage assets. In the fourth quarter we generated EPS and dividend per share of $0.20. We remain positioned for a more flexible monetary policy by the Federal Reserve that is responsive to measures of labor markets, indicators of inflation, international developments and other economic data. Net duration of 0.56 Leverage ratio of 3.3:1 (1) 71% of MBS are adjustable, hybrid or step-up(1) 3 Information presented on a non-GAAP basis. The calculation for the leverage ratio includes $1.5 billion of borrowings that are reported as a component of Linked Transactions under GAAP. On a GAAP basis, which excludes the effects of Linked Transactions, the leverage ratio was 2.8:1 . MBS that are adjustable, hybrid or step-up on a non-GAAP basis includes an aggregate $1.9 billion of investments that are reported as a component of Linked Transactions under GAAP. On a GAAP basis, which excludes the effects of Linked Transactions, 66% of MBS are adjustable, hybrid or step-up.

Fourth Quarter Investment Update 4 We approximately doubled our holdings of MBS backed by re-performing/non-performing loans (RPL/NPL MBS) to $2.0 billion. (1) Our credit sensitive residential whole loan holdings, acquired through our interests in consolidated trusts, grew to $351.4 million. MFA’s portfolio of Non-Agency MBS issued prior to 2008 (Legacy Non-Agency MBS) remained largely unchanged. MFA has not purchased Agency MBS since the first quarter of 2014. (1) Information regarding RPL/NPL MBS is presented on a Non-GAAP basis as it includes $1.8 billion of MBS which are reported as a component of Linked Transactions under GAAP.

MFA’s Yields and Spreads Remain Attractive 5 GAAP Non-GAAP (1) Third Quarter 2014 Fourth Quarter 2014 Third Quarter 2014 Fourth Quarter 2014 Yield on Interest Earning Assets 4.12% 4.24% 4.11% 4.15% Net Interest Rate Spread 2.30% 2.41% 2.30% 2.36% Debt Equity Ratio 2.7x 2.8x 3.0x 3.3x The Information presented on a non-GAAP basis includes the impact of $982.0 million of Non-Agency MBS and CRT securities and $791.8 million of repurchase agreements that are reported as a component of Linked Transactions under GAAP at September 30, 2014 and $1.9 billion of Non-Agency MBS and CRT securities and $1.5 billion of repurchase agreements that are reported as a component of Linked Transactions under GAAP at December 31, 2014. The calculation for the Non-GAAP leverage ratio includes $791.8 million and $1.5 billion of borrowings that are reported as a component of Linked Transactions under GAAP at September 30, 2014 and December 31, 2014, respectively.

Book Value Declined Less Than 2% in the Fourth Quarter 6 Book value per common share as of 9/30/14 $ 8.28 Net income available to common shareholders 0.20 Common dividend declared during the quarter (0.20) Net change attributable to Agency MBS 0.05 Net change attributable to Non-Agency MBS(1) (0.15) Net change in value of hedging and other derivative instruments (0.07) Other 0.01 Book value per common share as of 12/31/14 $ 8.12 (1) This net change primarily reflects the impact of discount accretion which is recognized as income. This discount accretion increases amortized cost and lowers other comprehensive income, which is a component of stockholders’ equity.

MFA’s Interest Rate Sensitivity Remains Below 1.0, as Measured by Net Duration 7 Assets Market Value* Average Coupon Duration Non-Agency ARMs (12 months or less MTR) $2,758 2.65% 0.5 Non-Agency Hybrid (13-48 MTR) $538 5.08% 1.0 NPL/RPL Securities $2,008 3.55% 0.6 Non-Agency Fixed Rate $1,472 5.81% 3.0 Residential Whole Loans $361 5.29% 3.4 Agency ARMs (12 months or less MTR) $1,895 2.79% 0.6 Agency ARMs (13-120 MTR) $1,844 3.18% 1.8 Agency 15 Year Fixed Rate $2,165 3.12% 3.5 Cash, Cash Equivalents & Principal Receivable $250 0.0 TOTAL ASSETS $13,291 1.6 Hedging Instruments Notional Amount* Duration Swaps (Less than 3 years) $1,210 -1.0 Swaps (3-10 years) $2,550 -4.8 TOTAL HEDGES $3,760 -3.6 Net Duration 0.56 *Data as of 12/31/14, dollars in millions. Non-Agency market value is presented on a non-GAAP basis, as it includes approximately $1.9 billion in aggregate of investments reported as a component of Linked Transactions under GAAP.

Agency and Legacy Non-Agency MBS Prepayment Speeds Tend to Move in the Same Direction At December 31, 2014, Agency MBS net purchase premium was approximately 4% while Legacy Non-Agency MBS net purchase discount was approximately 25%. 8 Quarterly Change in Agency MBS and Legacy Non-Agency MBS Prepayments Change in prepayments (CPR) 4 2 0 -2 -4 -6 -8 Q2-2012 Q3-2012 Q4-2012 Q1-2013 Q2-2013 Q3-2013 Q4-2013 Q1-2014 Q2-2014 Q3-2014 Q4-2014 Agency MBS Legacy Non-Agency MBS

Legacy Non-Agency MBS Discount Accretion is Now More than Double Agency MBS Premium Amortization 9 MFA's Agency MBS Premium Amortization and

Legacy Non-Agency MBS Discount Accretion by quarter Millions ($)

Doubled Holdings of RPL/NPL MBS in the Fourth Quarter 10 Low Duration Deal structures contain a coupon step-up of 300 basis points after 36 months. Issuer can call bonds after 12 months. We expect that the securities will be redeemed prior to the step-up date. Low Credit Risk Average credit enhancement (CE) for the portfolio is 49% of unpaid principal balance (UPB) as of December 31, 2014. Subordinate bonds receive no principal or interest until senior bonds have been paid off. (1) (1) Information regarding RPL/NPL MBS is presented on a Non-GAAP basis as it includes $1.8 billion of MBS which are reported as a component of Linked Transactions under GAAP. Fair Value $Millions Net Coupon Months to Step-Up Current Credit Support Original Credit Support 3 Month Average Bond CPR Re-Performing MBS $563 3.68% 27 43% 42% 13.3% Non-Performing MBS $1,445 3.49% 32 51% 51% 19.7% Total RPL/NPL MBS $2,008 3.55% 30 49% 48% 17.6%

Credit Fundamentals on MFA’s Legacy Non-Agency MBS Continue to Improve Home price appreciation and mortgage amortization continue to decrease the LTV ratio for many of the mortgages underlying MFA’s Legacy Non-Agency MBS portfolio. As a result, we have lowered our estimate of future losses within MFA’s Legacy Non-Agency MBS portfolio. In the fourth quarter, $14.4 million was transferred from credit reserve to accretable discount. This increase in accretable discount is expected to increase the interest income realized over the remaining life of MFA's Legacy Non-Agency MBS. 11

LTV Breakdown of Non-Delinquent Mortgage Loans Underlying MFA’s Legacy Non-Agency MBS 12 These loans are up to date on all required mortgage payments. Underlying loans are nine years seasoned on average. Source: CoreLogic $ In Millions LTV

13 Credit Reserve of $916 Million on a Current Face of $5.23 Billion Future estimated losses are due to: Realized losses from liquidations of defaulted loans. Principal losses from the use of principal to pay interest on fixed rate bonds collateralized by loans receiving rate reduction modifications. As of December 31, 2014, there have been approximately $40 million of unrealized principal losses on such fixed rate bonds (approximately $25 million as of December 31, 2013). As of December 31, 2014, 15% of the underlying loans within our Legacy Non-Agency MBS portfolio are 60+ days delinquent. For income recognition, we estimate that 25% of the underlying loans will eventually default.

Credit Sensitive Residential Whole Loans: Growing Asset Class for MFA Utilizes the same residential mortgage credit expertise we have employed in Legacy Non-Agency MBS since 2008 Ability to oversee servicing decisions (loan modifications, short sales, etc.) to produce better NPV outcomes Residential whole loans that are fully secured by real estate are qualifying interests for purposes of REIT qualification and 1940 Act exemption Significant expected future supply Emphasizes credit sensitivity vs interest rate sensitivity Low prepayment risk:  purchased at discounts and credit impaired borrowers Book value and earnings are more tied to credit performance than to interest rates 14

Credit Sensitive Residential Whole Loans: Growing Asset Class for MFA 15 At today’s market prices, re-performing and non-performing residential mortgage loans generate higher yields than residential mortgage-backed securities. MFA has opportunistically acquired over 2,300 whole loans -- across 10 transactions with 10 different counterparties -- at a weighted average purchase price of 79.3% of UPB. As of December 31, 2014, MFA held $351.4 million of loans: $207.9 million of primarily re-performing loans at purchase, held at carrying value $143.5 million of primarily non-performing loans at purchase, held at fair value MFA has obtained financing of $142.3 million in a repurchase agreement. MFA actively manages its loan portfolio through in-house asset management professionals and utilizes third-party special servicers.

Summary 16 We continue to utilize our expertise to identify and acquire attractive credit sensitive residential mortgage assets. We have substantially grown our holdings of RPL/NPL securities and loans. Our credit sensitive assets continue to perform well. Future Federal Reserve decisions on monetary policy will remain dependent on incoming data. MFA is well positioned for both changes in interest rates and/or prepayment rates.